                                                                    Exhibit 23.2


                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1998, included in the Northern Trust Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
May 21, 1998


     As independent public accountants, Hill, Taylor LLC hereby consent to the incorporation by reference in this Form S-8 of our report dated April 7, 1997, included in the Northern Trust Company's Thrift-Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.




                                          /s/ Hill, Taylor LLC
                                          HILL, TAYLOR LLC

Chicago, Illinois
May 21, 1998


                              CONSENT OF ATTORNEYS

     The consent of Peter Rossiter, Executive Vice President and General Counsel of Northern Trust Corporation, to the filing of his opinion as an exhibit to this registration statement is contained in his opinion filed as Exhibit 5 hereto.